Exhibit 10.11

Lock-Up Agreement

This Lock-Up Agreement (this “Agreement”), dated as of [●], 2021, by and between Anghami Inc., a Cayman Islands exempted company and wholly-owned subsidiary of the Company (as defined below) (“Pubco”), and certain holders of capital stock (and each other Person who, after the date hereof, acquires capital stock of the Company and becomes party to this Agreement by executing a Joinder Agreement (such Persons, the “Shareholders”)).

WHEREAS, on the date hereof, Pubco has entered into that certain Business Combination Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”), by and among Vistas Media Acquisition Company Inc., a Delaware corporation (“Vistas”), Anghami, a Cayman Island exempt corporation (the “Company”), Anghami Vista 1, a Cayman Islands exempted company and wholly-owned subsidiary of Pubco (“Vistas Merger Sub”) and Anghami Vista 2, a Cayman Islands exempted company and wholly-owned subsidiary of Pubco (“Anghami Merger Sub”), and certain other parties thereto pursuant to which, among other things, Vistas will be merged with and into Vistas Merger Sub (the “Vistas Merger”) and Anghami Merger Sub shall be merged with and into the Company (the “Anghami Merger” and, together with the Vistas Merger, the “Mergers” and together with the other transactions contemplated by the Business Combination Agreement the “Transactions”);

WHEREAS, in connection with consummation of the Transaction, (i) Pubco is going to become the new publicly-traded parent company of the Company, and (ii) holders of the Company capital stock shall have received shares of Common Stock as consideration in the Transactions in respect of their equity interests held in the Company as of immediately prior to the consummation of the Transactions; and

WHEREAS, the parties hereto desire to enter into this Agreement to provide for certain rights and obligations associated with the ownership of shares of Common Stock.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

Article I.
DEFINITIONS

Section 1.01 Definitions.

Capitalized terms use but not expressly defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement. The following definitions shall apply to this Agreement:

“Affiliate” with respect to any Person, has the meaning ascribed to such term under Rule 12b-2 promulgated by the SEC under the Securities Exchange Act.

“Agreement” has the meaning set forth in the preamble.

“Anghami Merger” has the meaning set forth in the recitals.

“Anghami Merger Sub” has the meaning set forth in the recitals.

“Applicable Law” means all applicable provisions of constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Entity.

“Business Combination Agreement” has the meaning set forth in the recitals.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, New York or London, United Kingdom are authorized or required by Law to close; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York, New York or London, United Kingdom generally are open for use by customers on such day.

“Closing” has the meaning set forth in the Business Combination Agreement.

“Closing Date” has the meaning set forth in the Business Combination Agreement.

“Common Stock” means the [ordinary shares, par value [$]___ per share,] and any other shares of Common Stock issued or issuable with respect to any other equity or debt interests of the Company (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event).

“Company” has the meaning set forth in the preamble, and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Company Equity Interest” means Common Stock or any other equity securities of the Company, or securities exchangeable or exercisable for, or convertible into, such other equity securities of the Company.

“control” (i) with respect to any Person, has the meaning ascribed to such term under Rule 12b-2 promulgated by the SEC under the Securities Exchange Act, and (ii) with respect to any Interest, means the possession, directly or indirectly, of the power to direct, whether by agreement, contract, agency or otherwise, the voting rights or disposition of such Interest.

“Disinterested Independent Directors” has the meaning set forth in Section 5.04.

“Family Group” means, with respect to a Person who is an individual, (i) such individual’s spouse and descendants (whether natural or adopted), parents and such parent’s descendants (whether natural or adopted) (collectively, for purposes of this definition, “relatives”), (ii) such individual’s executor or personal representative, (iii) any trust, the trustee of which is such individual or such individual’s executor or personal representative and which at all times is and remains solely for the benefit of such individual and/or such individual’s relatives or (iv) an endowed trust or other charitable foundation, but only if such individual or such individual’s executor or personal representative maintains control over all voting and disposition decisions.

“Governmental Entity” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

“Interest” means the capital stock or other securities of the Company or any Affiliated Company or any other interest or financial or other stake therein, including, without limitation, the Company Equity Interests.

“Joinder Agreement” means the joinder agreement in form and substance of Exhibit A attached hereto.

“Lock-up Period” has the meaning set forth in Section 2.01.

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the light of the circumstances under which they were made) not misleading.

“own” or “ownership” (and derivatives of such terms) means (i) ownership of record, and (ii) “beneficial ownership” as defined in Rule 13d-3 or Rule 16a-1(a)(2) promulgated by the SEC under the Securities Exchange Act (but without regard to any requirement for a security or other interest to be registered under Section 12 of the Securities Act).

“Person” means any natural person, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.

“Pubco” has the meaning set forth in the recitals.

“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Restricted Shares” means with respect to any Shareholder, any shares of Common Stock beneficially owned or owned of record by such Shareholder.

“SEC” means the United States Securities and Exchange Commission (or any successor Governmental Entity).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Shareholders” has the meaning set forth in the preamble.

“Subsequent Transaction” has the meaning set forth in Section 2.01.

“Transactions” has the meaning set forth in the recitals.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Interest owned by a Person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any Interest owned by a Person.

“Vistas” has the meaning set forth in the recitals.

“Vistas Merger” has the meaning set forth in the recitals.

“Vistas Merger Sub” has the meaning set forth in the recitals.

Article II.
RESTRICTIONS ON TRANSFER

Section 2.01 General Restrictions on Transfer.

Except as permitted by Section 2.02, the Company Shareholders agree, he or she shall not Transfer any shares of Common Stock until the earlier of (A) six months after the Closing Date and (B) subsequent to the Closing Date, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Lock-up Period”). Following the expiration of the Lock-up Period, the Restricted Shares of such Shareholder may be sold without restriction under this Agreement, other than the restriction set forth in Section 2.03(c) below.

Notwithstanding anything in this Agreement to the contrary, if there is a reduction in the cash consideration payable to any Company Shareholder pursuant to Section 2.4(b) of the Business Combination Agreement, the provisions of this Section 2.01 shall not apply to such number of shares of Common Stock owned by such Company Shareholder determined by dividing the amount of that reduction in cash consideration by $10 rounded up to the nearest whole share.

Section 2.02 Permitted Transfers

(a) Transfers for Estate Planning. Notwithstanding Section 2.01, any Shareholder who is a natural Person, so long as the applicable transferee executes a counterpart signature page to this Agreement agreeing to be bound by the terms of this Agreement applicable to such Shareholder, shall be permitted to make the following Transfers:

i. any Transfer of shares of Common Stock by such Shareholder to its Family Group without consideration or to a charitable organization; provided, that no further Transfer by such member of such Shareholder’s Family Group or by such charitable organization may occur without compliance with the provisions of this Agreement; and

ii. upon the death of any Shareholder who is a natural Person, any distribution of any such shares of Common Stock owned by such Shareholder by the will or other instrument taking effect at death of such Shareholder or by applicable laws of descent and distribution to such Shareholder’s estate, executors, administrators and personal representatives, and then to such Shareholder’s heirs, legatees or distributees; provided, that a Transfer by such transferor pursuant to this Section 2.02(b)(ii) shall only be permitted if a Transfer to such transferee would have been permitted if the original Shareholder had been the transferor.

(b) Transfers to Affiliates. Notwithstanding Section 2.01, each Shareholder shall be permitted to Transfer from time to time any or all of the Common Stock owned by such Shareholder to (i) if it is an individual, any of its wholly-owned Affiliates, (ii) if it is an entity, any of its Affiliates, or (ii) any equity holder of such Shareholder, so long as the applicable transferee executes a counterpart signature page to this Agreement agreeing to be bound by the terms of this Agreement applicable to such Shareholder.

Section 2.03 Miscellaneous Provisions Relating to Transfers

(a) Legend. In addition to any legends required by Applicable Law, each certificate representing Common Stock shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A Lock-Up Agreement (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH Lock-Up Agreement.”

(b) Prior Notice. Prior notice shall be given during the applicable Lock-up Period to the Company by the transferor of any Transfer of any Common Stock permitted by Section 2.02. Prior to consummation of any such Transfer during the applicable Lock-up Period, or prior to any Transfer pursuant to which rights and obligations of the transferor under the Agreement are assigned in accordance with the terms of this Agreement, the transferring Stockholder shall cause the transferee to execute and deliver to the Company a Joinder Agreement and agree to be bound by the terms and conditions of this Agreement. Upon any Transfer by any Shareholder of any of its Common Stock, in accordance with the terms of this Agreement and which is made in conjunction with the assignment of such Shareholder’s rights and obligations hereunder, the transferee thereof shall be substituted for, and shall assume all the rights and obligations (as the same type of Shareholder of the transferor) under this Agreement, of the transferor thereof with respect to such Transferred Common Stock.

(c) Compliance with Laws. Notwithstanding any other provision of this Agreement, each Shareholder agrees that it will not, directly or indirectly, Transfer any of its Common Stock except as permitted under the Securities Act and other Applicable Laws.

(d) Null and Void. Any attempt to Transfer any Common Stock that is not in compliance with this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer and the purported transferee in any such purported Transfer shall not be treated as the owner of such Common Stock for any purposes of this Agreement.

(e) Removal of Legends. In connection with the written request of a Shareholder, following the expiration of the applicable Lock-up Period, the Company shall remove any restrictive legend included on the certificates (or, in the case of book-entry shares, any other instrument or record) representing such Shareholder’s and/or its Affiliates’ or permitted transferee’s ownership of Common Stock, and the Company shall issue a certificate (or evidence of the issuance of securities in book-entry form) without such restrictive legend or any other restrictive legend to the holder of the applicable shares of Common Stock upon which it is stamped, if (i) such shares of Common Stock are registered for resale under the Securities Act and the registration statement for such Company Equity Interests has not been suspended pursuant to Section 5.03 hereof or as otherwise required by the Securities Act, the Securities Exchange Act or the rules and regulations of the SEC promulgated thereunder, (ii) such shares of Common Stock are sold or transferred pursuant to Rule 144, or (iii) such shares of Common Stock are eligible for sale pursuant to Section 4(a)(1) of the Securities Act or Rule 144 without volume or manner-of-sale restrictions. Following the earlier of (A) the effective date of a Registration Statement registering such shares of Common Stock or (B) Rule 144 becoming available for the resale of such shares of Common Stock without volume or manner-of-sale restrictions, the Company, upon the written request of the Shareholder or its permitted transferee and, if requested by the Company, the provision by such Person of an opinion of reputable counsel reasonably satisfactory to the Company and the Company’s transfer agent, shall instruct the Company’s transfer agent to remove the legend from such shares of Common Stock (in whatever form) and shall cause Company counsel to issue any legend removal opinion required by the transfer agent. Any fees (with respect to the transfer agent, Company counsel, or otherwise) associated with the removal of such legend (except for the provision of the legal opinion by the Shareholder or its permitted transferee to the transfer agent referred to above) shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will promptly following the delivery by any Shareholder or its permitted transferee to the Company or the transfer agent (with notice to the Company) of a legended certificate (if applicable) representing such shares of Common Stock and, to the extent required, a seller representation letter representing that such shares of Common Stock may be sold pursuant to Rule 144, and a legal opinion of reputable counsel reasonably satisfactory to the Company and the transfer agent, deliver or cause to be delivered to the holder of such Company Equity Interests a certificate representing such shares of Common Stock (or evidence of the issuance of such shares of Common Stock in book-entry form) that is free from all restrictive legends.

Article III.
REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warrantiesof the Shareholders. Each Shareholder hereby, severally and not jointly, represents and warrants to the Company and each other Shareholder as of the date of this Agreement that:

(a) if such Shareholder is not a natural Person, such Shareholder is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

(b) the execution and delivery of this Agreement, the performance by such Shareholder of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action of such Shareholder, and that such Shareholder has duly executed and delivered this Agreement;

(c) this Agreement constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d) the execution, delivery and performance of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Entity, except as set out in the Business Combination Agreement;

(e) the execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not (i) if such Shareholder is not a natural Person, conflict with or result in any violation or breach of any provision of any of the organizational documents of such Shareholder, (ii) conflict with or result in any violation or breach of any provision of any Applicable Law applicable to such Shareholder, or (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which the Shareholder is a party and which has not been obtained prior to or on the date of this Agreement;

(f) except for this Agreement, the Business Combination Agreement or any other Transaction Agreement, such Shareholder has not entered into or agreed to be bound by any other agreements or arrangements of any kind with any other party with respect to any Company Equity Interests, including agreements or arrangements with respect to the acquisition or disposition of the Common Stock or any interest therein or the voting of the Common Stock (whether or not such agreements and arrangements are with the Company or any other Shareholder of the Company); and

(g) such Shareholder has not entered into, and agrees that it will not enter into, any agreement with respect to its securities that violates or subordinates or is otherwise inconsistent with the rights granted to the Shareholders and the Company under this Agreement.

Section 3.02 Representations and Warrantiesof the Company. The Company hereby represents and warrants to each Shareholder that as of the date of this Agreement:

(a) the Company is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

(b) the execution and delivery of this Agreement, the performance of by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action of the Company, and the Company has duly executed and delivered this Agreement;

(c) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d) the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Entity, except as set out in the Business Combination Agreement or any other Transaction Agreement;

(e) the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not (i) conflict with or result in any violation or breach of any provision of any of the organizational documents of the Company, (ii) conflict with or result in any violation or breach of any provision of any Applicable Law or (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which the Company is a party;

(f) except for this Agreement, the Business Combination Agreement or any other Transaction Agreement, the Company has not entered into or agreed to be bound by any other agreements or arrangements of any kind with any other party with respect to the Common Stock, including agreements or arrangements with respect to the acquisition or disposition of the Common Stock or any interest therein or the voting of the Common Stock (whether or not such agreements and arrangements are with any Shareholder);

(g) the Company has not entered into, and agrees that it will not enter into, any agreement with respect to its securities that violates or subordinates or is otherwise inconsistent with the rights granted to the Shareholders under this Agreement.

Article IV.
EFFECTIVENESS

Section 4.01 Effectiveness.

This Agreement shall be binding upon the Company and each Shareholder upon its execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. In the event that the Business Combination Agreement is validly terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

Article V.
MISCELLANEOUS

Section 5.01 Release of Liability.

In the event any Shareholder shall Transfer all of the Common Stock held by such Shareholder in compliance with the provisions of this Agreement (including, without limitation, if accompanied with the assignment of rights and obligations hereunder, the execution and delivery by the transferee of a Joinder Agreement) without retaining any interest therein, then such Shareholder shall cease to be a party to this Agreement and shall be relieved and have no further liability arising hereunder for events occurring from and after the date of such Transfer, except in the case of any breach of this Agreement occurring prior to such Transfer.

Section 5.02 Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as follows: (a) when personally delivered (or, if delivery is refused, upon presentment), (b) when delivered by fax or email (with affirmative confirmation of receipt), (c) one Business Day after delivery by reputable internationally recognized overnight express courier (charges prepaid) or (d) three (3) Business Days following mailing by certified or registered mail, postage prepaid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:

Anghami Inc.

Dubai Internet City, Building 17, 2nd Floor, Office 254
Attn: Edgard Maroun
Tel. No.:           +961 3 241 435 / +971 55 646 0575 / + 961 3 810 690 / + 971 55 927 32
Email: edy@anghami.com / legal@anghami.com

with copies (which shall not constitute notice) to:

Norton Rose Fulbright
1301 McKinney, Suite 5100’

Houston, Texas 77010
Attn: Brian Fenske and Ayse Yuksel Mahfoud
Tel. No.:713-651-5557 and +90 212 386 1310
Email: brian.fenske@nortonrosefulbright.com

and ayse.yuksel@nortonrosefulbright.com

and

Winston & Strawn LLP
35 W. Wacker
Chicago, Illinois 60601

Attention:	Jason Osborn
David Sakowitz
Email:	josborn@winston.com
dsakowitz@winston.com
Tel. No.: [___________] Fax: 312-558-5700 and Vistas Representative Vistas Media Sponsor, LLC c/o F. Jacob Cherian 30 Wall Street, 8th Floor New York, NY 10005 Tel. No:[_____________]
Email:	fjc@vmac.media

If to a Shareholder, to the address of such Shareholder as set forth underneath such Shareholder’s name on the signature page hereto (or in the Joinder Agreement).

Section 5.03 Interpretation.

The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word “including” (and with correlative meaning “include”) herein shall mean “including without limitation.” The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References herein to any gender shall include each other gender. The word “or” shall not be exclusive unless the context clearly requires the selection of one (but not more than one) of a number of items. References to “written” or “in writing” include in electronic form. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 5.03 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. References herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity. Any reference to “days” shall mean calendar days unless Business Days are expressly specified; provided, that if any action is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. References herein to any Contract or agreement (including this Agreement) mean such Contract or agreement as amended, restated, supplemented or modified from time to time in accordance with the terms thereof. Any Law or Order defined or referred to herein means such Law or Order as from time to time amended, modified or supplemented, including, in the case of statutes, by regulations, rules or orders, and by succession of comparable successor statutes, regulations, rules or orders. With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” References herein to any law shall be deemed also to refer to all rules and regulations promulgated thereunder. The word “extent” in the phrase “to the extent” (or similar phrases) shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. An accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with IFRS or GAAP, as applicable, based on the accounting principles used by the applicable Person. Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in United States currency. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement to a Person’s shareholders or Shareholders shall include any applicable owners of the equity interests of such Person, in whatever form. The parties hereto and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties, and the language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any Person.

Section 5.04 Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 5.05 Entire Agreement.

This Agreement (together with the Business Combination Agreement, the Escrow Agreement to the extent incorporated herein, and including all agreements entered into pursuant hereto or thereto or referenced herein or therein and all certificates and instruments delivered pursuant hereto and thereto) constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any other Transaction Agreement.

Section 5.06 Amendment and Modification; Waiver.

This Agreement may be amended only by a written instrument signed by the Company and Shareholders holding a majority of the Common Stock held by all Shareholders and the Sponsor; provided, however, that no such amendment shall materially adversely change the rights or obligations of any Shareholder disproportionately generally vis a vis other Shareholders party to this Agreement without the written approval of such disproportionately affected Shareholder. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving and the Sponsor. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 5.07 Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees. Neither this Agreement nor any right, benefit, remedy, obligation or liability arising hereunder may be assigned by a Shareholder without the prior written consent of the Company, and any attempted assignment without such consent shall be null and void and of no effect; provided that a Shareholder may assign any and all of its rights under this Agreement, together with its Common Stock, to a permitted transferee in compliance with Section 2.02 hereof. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part, unless the Company first provides Shareholders holding Common Stock at least ten (10) Business Days prior written notice; provided that no assignment or delegation by the Company will relieve the Company of its obligations under this Agreement unless Shareholders holding a majority-in-interest of the Common Stock provide their prior written consent, which consent must not be unreasonably withheld, delayed or conditioned.

Section 5.08 Third-Party Beneficiaries.

This Agreement is for the sole benefit of the parties hereto and their respective successors and assigns and transferees and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided that Vistas Media Sponsor, LLC (“Sponsor”) is a third party beneficiary to this Agreement and shall be entitled to enforce its terms as if it was a party to this Agreement.

Section 5.09 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of New York.

Section 5.10 Equitable Remedies.

Each party hereto acknowledges that the other parties hereto would be irreparably damaged in the event of a breach or threatened breach by such party of any of its obligations under this Agreement and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them at law, in equity, by statute or otherwise in respect of such breach or threatened breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting such parties specific performance by such party of its obligations under this Agreement.

Section 5.11 Counterparts.

This Agreement and agreements, certificates, instruments and documents entered into in connection herewith may be executed and delivered in one or more counterparts and by fax, pdf, email or other electronic document transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No party shall raise the use of a fax machine, pdf, email or other electronic document transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine, pdf, email or other electronic document transmission as a defense to the formation or enforceability of a Contract and each party forever waives any such defense.

Section 5.12 Arbitration.

(a) Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 5.12 arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 5.12. A party (a “Disputing Party”) must, in the first instance, provide written notice of any Disputes to the Company (a “Dispute Notice”), which Dispute Notice must provide a reasonably detailed description of the matters subject to the Dispute. The Disputing Party and the Company shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the Dispute Notice being received by the Company (the “Dispute Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Dispute Resolution Period with respect to such Dispute.

(b) Any Dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the International Centre for Dispute Resolution (“ICDR”) International Dispute Resolution Rules and Procedures (the “ICDR Rules”), which ICDR Rules are deemed to be incorporated by reference into this Section 5.12. Any Party involved in such Dispute may submit the Dispute to the ICDR to commence the proceedings after the Dispute Resolution Period. The decision of the arbitration panel shall be final and binding on the Parties, and it will not be subject to any appeal or proceedings to vacate. The arbitration award may be enforced in any court of competent jurisdiction.

(c) The situs of the arbitration and any evidentiary proceedings shall be New York and all proceedings and submissions shall be in the English language. The panel may conduct proceedings in other locations if necessary for the taking of evidence or as otherwise agreed by the Parties involved in such arbitration.

(d) The arbitration panel shall consist of three members, one to be appointed by the Disputing Party, one to be appointed by the Company, and the third arbitrator, who shall preside over the arbitration panel, to be chosen by the two party-appointed arbitrators. If either the Disputing Party or the Company fails to appoint an arbitrator or the two Party-appointed arbitrators fail to appoint the third within the time periods prescribed below, then the appointments shall be made by the ICDR pursuant to the ICDR Rules.

(e) Arbitration may be commenced by the Disputing Party or the Company by giving written notice to the other setting out the nature of the dispute and to the ICDR pursuant to the ICDR Rules. Within five (5) Business Days of such notice, the party demanding arbitration shall appoint its arbitrator. Within fifteen (15) Business Days of that appointment, the other party shall appoint its arbitrator. Within thirty (30) calendar days after the appointment of both party-appointed arbitrators, those two party-appointed arbitrators shall appoint the third arbitrator.

(f) Except as required by applicable Law, none of Disputing Party or the Company or the arbitration panel may disclose the existence, content or results of the arbitration unless and to the extent that disclosure is required by applicable Law or is necessary for permitted court proceedings.

Section 5.13 Jurisdiction and Venue; Waiver of Jury Trial.

Each party irrevocably agrees that the courts of first, the Supreme Court of New York, County of New York, or if such court declines jurisdiction, then to the federal court sitting in the State of New York, Borough of Manhattan in the City of New York (and in each case, any appellate courts of the foregoing courts), shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter, construction, interpretation, validity, enforceability or formation (including non-contractual disputes or claims). Each party hereto agrees that a final judgment in any dispute, action or legal proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO, AND AGREES NOT TO REQUEST, TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.14 Additional Securities Subject to Agreement

Each Shareholder agrees that any other Company Equity Interests which it shall hereafter acquire by means of a stock split, stock dividend or distribution on any of its Restricted Shares or Registrable Securities shall be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

Section 5.15 Further Assurances

Each party to this Agreement shall cooperate and take such action as may be reasonably requested by another party to this Agreement in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Company:

ANGHAMI INC.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

Shareholders:

[NAME OF SHAREHOLDER]

By:
Name:
Title:

Address for Notices:

Attn:
Tel. No.:
Fax No.:
Email:

[Signature Page to Lock-Up Agreement]

EXHIBIT A
JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Lock-Up Agreement dated as of [●], 2021 (as the same may be amended from time to time, the “Lock-Up Agreement”) by and among Anghami Inc., a Cayman Islands exempted company and wholly-owned subsidiary of the Company, and the Shareholders (as defined therein). Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Lock-Up Agreement.

The Joining Party hereby acknowledges and agrees that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party under the Lock-Up Agreement as of the date hereof and shall have all of the rights and obligations of the Shareholder from whom it has acquired the Common Stock (to the extent permitted by the Lock-Up) as if it had executed the Lock-Up as an original Shareholder party thereto. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Lock-Up Agreement, and hereby makes to the Company and the other Shareholders all of the representations and warranties set forth in Section 3.01 of the Lock-Up Agreement as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: _________________, 20[ ]

[NAME OF JOINING PARTY]	Address for Joining Party for Notices:

By:
Name:
Title:	Attn:
Fax No.:
Tel. No.:
Email:

ACCEPTED AND AGREED ON THIS [     ] day of [                    ], 20[   ]:

ANGHAMI INC.

By:
Name:
Title:

A-1